Exhibit 3.3

ARTICLES OF INCORPORATION

These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act. No. 327 of the Public Acts of 1931, as amended, as follows:

ARTICLE I

The name of the corporation is

ESCANABA PAPER COMPANY

ARTICLE II

The purpose or purposes for which the corporation is formed are as follows:

To manufacture, purchase or otherwise acquire, and to hold, own, sell or otherwise dispose of, trade in and deal in paper, wood and straw pulp, paper materials, strawboard, paperboard and paper products of every kind and description, tannic acid and other acid or chemical products.

To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares and merchandise of every class and description.

To acquire, purchase, hold and convey real and personal estate and to mortgage or lease any such real and personal estate with or without any of its franchises, corporate or otherwise; the power to hold real and personal estate shall include the power to take the same by gift, devise or bequest.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights and trade-marks, relating to or useful in connection with any business of this corporation.

To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of this state or any other state, country, nation or government, banking corporations or trust companies (provided such stock of banking corporations or trust companies is acquired as a part of a plan of reorganization of such banking corporation or trust company) and, while the owner of the same, to exercise all the rights, powers and privileges of ownership including the right to vote thereon if such might be an incident of the same.

To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

To borrow money and issue, sell or pledge bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, whether secured by mortgage, pledge or otherwise, or unsecured.

To acquire, purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the corporation, and provided further, that shares of its own capital stock

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shall not be voted directly or indirectly.

To conduct its business in this state, other states, the District of Columbia, the territories and colonies of the United States and in foreign countries and the territories and colonies thereof and have one or more offices out of this state and to acquire, purchase, hold, mortgage, pledge, assign, transfer and convey real and personal property out of this state.

In general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.

ARTICLE III

Location of the first registered office is: c/o The Corporation Company, Dime Building, Wayne County, Detroit, Michigan 48226.

Post office address of the first registered office is: c/o The Corporation Company, Dime Building, Wayne County, Detroit, Michigan 48226.

ARTICLE IV

The name of the first resident agent is: THE CORPORATION COMPANY.

ARTICLE V

The total authorized capital stock is:

100 – Common – No Par Value	Book Value $10.00 – per share

Price fixed for sale $10.00 – per share

A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:

No holder of shares of the corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the corporation, or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of

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subscription or purchase, if any, at such price or prices, and upon such terms and conditions, as the Board of Directors, in its discretion, from time to time may determine.

ARTICLE VI

The names and places of residence or business of each of the incorporators and the number and class of shares subscribed for by each are as follows:

Name	Residence or Business Address	Number of Shares Non-Par Stock
(No.) (Street) (City) (State)
J. W. Dacey	1211 Carew Tower, Cincinnati, Ohio	Common – 1
K. A. Huffman	1211 Carew Tower, Cincinnati, Ohio	Common – 1
A. F. Burkhardt	1211 Carew Tower, Cincinnati, Ohio	Common – 1

ARTICLE VII

The names and addresses of the first Board of Directors are as follows:

Name	Residence or Business Address
(No.) (Street) (City) (State)
Albert H. Sealy	118 West First Street, Dayton, Ohio 45402
James J. Mulligan	118 West First Street, Dayton, Ohio 45402
Gerald D. Rapp	118 West First Street, Dayton, Ohio 45402

ARTICLE VIII

The term of the corporate existence is perpetual.

ARTICLE IX

In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To make and alter any by-laws, provided, they shall not make or alter any by-laws fixing their number, qualifications, classifications or term of office.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

By resolution passed by a majority of the whole board to designate two or more of their number to constitute an executive

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and/or any other committee, who, to the extent provided in said resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the corporation between the meetings of the board.

When and as authorized by the affirmative vote of the holders of a majority of the shares issued and outstanding and entitled to vote given at a shareholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the shares issued and outstanding and entitled to vote the Board of Directors shall have power and authority to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, domestic or foreign, as its Board of Directors shall deem expedient and for the best interests of the corporation.

The corporation may in its by-laws confer power upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights, conferred upon shareholders herein are granted subject to this reservation.

ARTICLE X

No contract of any corporation made with any director of such corporation or with a partnership or other group or association of which any such director shall be a member or with any other corporation of which such director may be a member or director and no contract between corporations having common directors shall be invalid because of such respective facts alone.

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When the validity of any such contract is questioned, the burden of providing the fairness to the contracting parties of any such contract shall be upon such director, partnership, other group or association, or corporation who shall be asserting the validity of such contract.

We, the incorporators, sign our names this 5th day of January, 1968.

/s/ J. W. Dacey
J. W. Dacey

/s/ M. A. Huffman
M. A. Huffman

/s/ A. F. Burkhardt
A. F. Burkhardt

STATE OF OHIO COUNTY OF HAMILTON	} } }	ss.

On this 5th day of January, 1968, before me personally appeared J. W. Dacey, M. A. Huffman and A. F. Burkhardt, to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.

/s/ Frank E. Cunningham

Frank E. Cunningham
Notary Public

Notary Public for Hamilton County, State of Ohio

My commission expires	FRANK E. CUNNINGHAM, Attorney at Law NOTARY PUBLIC, STATE OF OHIO
[ILLEGIBLE]

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[ILLEGIBLE]

STATE OF MICHIGAN

MICHIGAN DEPARTMENT OF TREASURY

CORPORATION DIVISION

LANSING MICHIGAN

DO NOT WRITE IN SPACE BELOW — FOR DEPARTMENT USE
Date Received:

DEC 23 1968		FILED

JAN 2 1969

/s/ [ILLEGIBLE]
	Examiner	STATE TREASURER
	/s/ [ILLEGIBLE]	MICHIGAN DEPARTMENT OF TREASURY

CERTIFIED RESOLUTION OF CHANGE OF REGISTERED OFFICE

I,	Albert H. Sealy		, Secretary
of			Escanaba Paper Company
(Corporate Name)
a Michigan corporation, do hereby certify that the following is a true and correct copy of the resolution adopted by the board of
directors of said corporation by written consent or at a meeting called and held on the	24th	day of	September	19	68	:

“RESOLVED, that the location of the registered office of this corporation within the State of Michigan is changed from
Dime Building					Detroit			,
(Street and Number)					(City or Village)
County of	Wayne	, Michigan	48226	to	615 Griswold Street	,	Detroit	,
			(Zip Code)		(Street and Number)		(City or Village)
County of	Wayne	, Michigan	48226	”
			(Zip Code)

Signed on	October 2	, 19	68

/s/ Albert H. Sealy
(Signature of Secretary)

(DESIGNATE OFFICE HELD BY SIGNER)

[ILLEGIBLE]

(NOTE:	This form is prepared for use upon the merger of parent and subsidiary corporations. If more than two corporations are involved, change this form accordingly.)

CERTIFICATE OF MERGER

OF

ESCANABA PAPER COMPANY
(Name of Parent Corporation)

AND

ESCANABA PULP COMPANY
(Name of Subsidiary Corporation)

Pursuant to the provisions of Sections 711 and 712 (and Section 733 if foreign corporation is one of the parties to the merger),
Act 284, Public Acts of 1972, as amended, the undersigned	ESCANABA PAPER COMPANY
(name of parent corporation)
a corporation organized and existing under the laws of the state of
Michigan	(hereinafter referred to as the parent corporation) owning (all)
of the outstanding shares of each class of	ESCANABA PULP COMPANY
(name of subsidiary corporation)
a corporation organized and existing under the laws of the state of	Ohio
(hereinafter referred to as the subsidiary corporation) executes the following certificate of merger:

ARTICLE ONE.

(Include the following paragraph only if a foreign corporation is one of the parties to the merger.)

The laws of the jurisdiction under which	ESCANABA PULP COMPANY
(name of foreign corporation)
is incorporated permit this type of merger.

ARTICLE TWO.

The plan of merger is as follows:

FIRST:	(a) The name of each constituent corporation is as follows:
ESCANABA PAPER COMPANY (Parent Corporation)

ESCANABA PULP COMPANY (Subsidiary Corporation)

	(b) The name of the surviving corporation is	ESCANABA PAPER COMPANY

(NOTE: See Article Five if subsidiary is to be the surviving corporation.)

(MICH. - 1764 - 9/20/74)

SECOND: As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

Name of corporation	Designation and number of shares in each class or series outstanding	Indicate class or series of shares entitled to vote	Indicate class or series entitled to vote as a class
Escanaba Paper Company	Common – 100 shs	X
Escanaba Pulp Company	Common – 4,000 shs	X

(If number of shares is subject to change prior to effective date, state manner in which such change may occur.)

THIRD:  The terms and conditions of the proposed merger, including the manner and basis of converting the shares of each constituent corporation into shares, bonds or other securities of the surviving corporation, or into cash or other consideration, are as follows:

A.  All shares of Escanaba Pulp Company common stock will be retired and cancelled, and no shares of stock or other obligations of Escanaba Paper Company will be issued in exchange therefor.

B.  The number of outstanding shares of common stock of Escanaba Paper Company shall remain unchanged.

C.  All assets of Escanaba Pulp Company shall be distributed to Escanaba Paper Company

FOURTH: (A statement of any amendment to the articles of incorporation of the surviving corporation to be affected by the merger.)

(NOTE: See Article Five.)

NONE

FIFTH: (A statement of other provisions with respect to the merger.)

NONE

ARTICLE THREE.

The number of outstanding shares of each class of the subsidiary corporation and the number of shares of each class owned by the parent corporation is as follows:

Class	Total shares outstanding	Shares owned by parent corporation
Common	4,000	4,000

ARTICLE FOUR.

NOT APPLICABLE

(Use the appropriate alternative paragraph if the parent corporation owns less than 100% of the shares of the domestic subsidiary. Delete paragraph that does not apply.)

A copy of summary of the plan of merger was mailed to each shareholder of the subsidiary corporation on the              day of                        , 19         .

OR

A copy of summary of the plan of merger was not mailed to the minority shareholders of the subsidiary corporation because written waivers of mailing were obtained from all of the minority shareholders.

ARTICLE FIVE.

NOT APPLICABLE

(Approval of shareholders of a Michigan parent corporation is required by Section 713 if the plan of merger amends its articles of incorporation or if a subsidiary corporation is to be the surviving corporation. If applicable, use this Article Five.)

The plan of merger was adopted by the board of directors of

(parent corporation)

and approved by the shareholders of said corporation.

ARTICLE SIX.

(Use this Article Six only if an effective date, not later than 90 days after date of filing, is desired.)

The effective date of the certificate of merger shall be 31st day of December, 1975.

Signed this 18th day of December, 1975.

ESCANABA PAPER COMPANY
(Name of Parent Corporation)

BY	/s/ G. H. Sheets
(Signature of Chairman or Vice-Chairman, President or Vice-President)

G. H. Sheets, President
(Type or print name and title)

(Please do not write in spaces below — for Department use)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU
Date Received	FILED DEC 23 1975

DEC 22, 1975

/s/ [ILLEGIBLE]
DIRECTOR Michigan Department of Commerce

Effective Date: December 31, 1975

[ILLEGIBLE]

INFORMATION AND INSTRUCTIONS

CERTIFICATE OF MERGER

1.               This form may be used for merger of parent and subsidiary corporations pursuant to the provisions of Sections 711 and 712 (and Section 733 if foreign corporation is one of the parties to the merger) of Act 284, Public Acts of 1972, as amended.

2.               The Certificate is required to be signed in ink by the chairman or vice-chairman of the board, or the president or vice-president of the parent corporation.

3.               One original copy of the Certificate of Merger is required.  A true copy will be prepared by the Corporation and Securities Bureau and returned to the person submitting the Certificate for filing.

4.               Filing Fee                                                                                                              $50.00
(Make fee payable to State of Michigan)

5.               Mail form and fee to:

Michigan Department of Commerce

Corporation and Securities Bureau

Corporation Division

P.O. Drawer C

Lansing, Michigan 48904

109-820

FILED
RECEIVED
DEC 23 1979
DEC 27 1979	CERTIFICATE OF MERGER	/s/ [ILLEGIBLE]
DIRECTOR
MICHIGAN DEPT. OF COMMERCE	of	MICHIGAN DEPARTMENT OF COMMERCE
Effective date: 12-28-79
ESCANABA PAPER COMPANY
(Parent Corporation)

and

ESTIMCO, INC.
(Subsidiary Corporation)

Pursuant to the provisions of Sections 711 and 712 and Section 733, Act 284, Public Acts of 1972, as amended, the undersigned ESCANABA PAPER COMPANY, a corporation organized and existing under the laws of the state of Michigan (hereinafter referred to as the parent corporation) owning all of the outstanding shares of each class of ESTIMCO, Inc., a corporation organized and existing under the laws of the state of Ohio (hereinafter referred to as the subsidiary corporation) executes the following certificate of merger:

ARTICLE ONE

The laws of the jurisdiction under which ESTIMCO, INC. is incorporated permit this type of merger.

ARTICLE TWO

The plan of merger is as follows:

FIRST: (a) The name of each constituent corporation is as follows:

ESCANABA PAPER COMPANY (Parent Corporation)

ESTIMCO, INC. (Subsidiary Corporation)

(b) The name of the surviving corporation is ESCANABA PAPER COMPANY.

SECOND: As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

Escanaba Paper Company has outstanding 100 shares of Common Stock all of which would be entitled to vote.

Estimco, Inc. has outstanding 500 shares of Common Stock all of which would be entitled to vote.

THIRD: The terms and conditions of the proposed merger, including the manner and basis of converting the shares of each constituent corporation into shares, bonds or other securities of the surviving corporation, or into cash or other consideration, are as follows:

A.  All shares of Estimco, Inc. common stock will be retired and cancelled, and no shares of stock or other obligations of Escanaba Paper Company will be issued in exchange therefor.

B. The number of outstanding shares of common stock of Escanaba Paper Company shall remain unchanged.

C.  All assets of Estimco, Inc. shall be distributed to Escanaba Paper Company.

FOURTH: No amendment to the articles of incorporation of the surviving corporation will be affected by the merger.

ARTICLE THREE

The number of outstanding shares of each class of the subsidiary corporation and the number of shares of each class owned by the parent corporation is as follows:

Class	Total shares outstanding	Shares owned by parent corporation

Common	500	500

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ARTICLE FOUR

The effective date of the certificate of merger shall be the 28th day of December, 1979.

Signed this 26th day of December, 1979.

ESCANABA PAPER COMPANY

By	/s/ Burnell R. Roberts
Burnell R. Roberts, Vice President

By	/s/ George J. Maly, Jr.
George J. Maly, Jr., Secretary

ESTIMCO, INC.

By	/s/ Burnell R. Roberts
Burnell R. Roberts, Vice President

By	/s/ George J. Maly, Jr.
George J. Maly, Jr., Secretary

FILED
May 5, 1993		MAY 14 1993
	MAY 06 1993	Administrator
MICHIGAN DEPARTMENT OF COMMERCE
CT Corporation System		Corporation & Securities Bureau
1633 Broadway
New York, NY 10019		/s/ Carl L Tyson
212 246 5070		CORPORATION AND SECURITIES BUREAU

Thomas Pierson, Deputy Director
Michigan Department of Commerce
Corporation & Security Bureau
6546 Mercantile Way
Lansing, Michigan 48909

RE: CHANGE OF REGISTERED OFFICE ADDRESS

Dear Mr. Pierson,

This letter is to certify that The Corporation Company has changed its address from: 615 Griswold Street, Detroit, Michigan 48226 to: 30600 Telegraph Road, Bingham Farms, Michigan 48025. We will notify all active corporations for which The Corporation Company is the resident agent of this change of address.

Enclosed is our check for $52,000.00 to cover the filing fee for the 10,294 active profit and non-profit corporations for which your records indicate The Corporation Company is agent. This payment will include the fee for providing us with an alphabetical listing of the names of all the corporations for which the registered office has been changed. Also included in this payment is the fee for a clean-up list which we will request within 30 days of the filing.

Please confirm in writing the date that this change was effectuated on your records.

Thank you in advance for your cooperation in this matter.

Very truly yours,

/s/ Kenneth J. Uva
Kenneth J. Uva
Vice President

KJU:mb

encl.

Sworn before me this 5th day of May, 1993.

THERESA ALFIERI	/s/ Theresa Alfieri
Notary Public. State of New York
No. 4703698
Qualified in Kings County
Certificate Filed in New York County
Commission Expires Dec. 31, 1993